Exhibit 99.1

June 26, 2024

Dear Craig:

I intend to resign my position as Masimo’s Chief Operating Officer in the event that Joe is removed as Chairman and CEO. I strongly disagree with the false accusations made by Politan in its recent fight letter and fight deck and have no intention of remaining with the company if Quentin Koffey and Politan take control of it.

I strongly believe in Masimo’s current team, and I know we are on the right path and will succeed if we are given the opportunity.

Sincerely,

/s/ Bilal Muhsin
Bilal Muhsin